UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

Grayscale Digital Large Cap Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	000-56284	98-1406784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Digital Large Cap Fund LLC Shares	GDLC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Since July 1, 2022, the digital assets held by the Grayscale Digital Large Cap Fund LLC (the “Fund”) (the “Fund Components”) have consisted of the digital assets that make up the CoinDesk Large Cap Select Index (DLCS) (the “DLCS”), as rebalanced from time to time, subject to Grayscale Investments Sponsors, LLC’s, the manager of the Fund (the “Manager”), discretion to exclude individual digital assets in certain cases. Effective June 5, 2025, CoinDesk Indices, Inc. (the “Index Provider”) changed the DLCS to the CoinDesk 5 Index (“CD5” or the “Index”). As a result, effective June 5, 2025, the Fund Components will consist of the digital assets that make up the CD5, as rebalanced from time to time, subject to the Manager’s discretion to exclude individual digital assets in certain rules-based circumstances as further described in our Annual Report on Form 10-K, as amended from time to time by our Exchange Act filings. The CD5 is designed and managed by the Index Provider. The change from DLCS to CD5 on June 5, 2025 had no impact on the Fund Components or the respective weightings.

The digital assets that make up the CD5 (the “Index Components”) are drawn from the universe of investable digital assets meeting the following criteria (the “Index Universe”): (i) the digital asset must be ranked in the top 250 by market capitalization, excluding stablecoins; (ii) the digital asset must be able to support an applicable index price by nature of its inclusion on a sufficient amount of digital asset trading platforms and volume metrics; (iii) the digital asset must not be a “wrapped token,” “pegged token,” or “liquid-staked asset,” a “gas-only token,” a “memecoin,” a “privacy-focused” token, each as defined by the Index Provider, or an asset that meets the definition of a security as determined by the Index Provider; and (iv) the digital asset must be listed as a USD and/or USDC pair on a minimum of three trading platforms that contribute to the applicable Index Price and such trading platform must meet the following requirements: (a) at least one listing has existed for the previous 90 days; (b) at least one digital trading platform is a Category 1 Trading Platform; and (c) there has been 30 consecutive days of non-zero volume on all three trading platforms described above.

The Index Provider will apply market capitalization, liquidity and data availability criteria to the digital assets in the Index Universe in order to arrive at five digital assets that, in the Index Provider’s judgment, represent a diversified benchmark for the largest and most liquid digital assets in the digital asset market (the “Large Cap Sector”), rather than exposure to all digital assets in the Index Universe. The respective weightings of the Index Components within the CD5 are determined by the Index Provider based on market capitalization criteria and are referred to as the “Index Weightings.” The process followed by the Index Provider to determine the
Index Universe, the Index Components and their respective Index Weightings is referred to as the “CD5 Methodology.”

Although the Fund will no longer seek to hold Fund Components matching the DLCS, the Fund will continue seeking to (i) provide large-cap coverage of the digital asset market; (ii) minimize transaction costs through low turnover of the Fund’s portfolio; and (iii) create a portfolio that could be replicated through direct purchases in the Digital Asset Market.

As of June 5, 2025 the Fund Components consisted of: Bitcoin, Ether, Solana (SOL), XRP, and Cardano (ADA). The Fund Components were weighted as follows:

Fund Component	Weighting
Bitcoin	79.32%
Ether	11.97%
SOL	2.93%
XRP	4.87%
ADA	0.91%

The Index Provider notified the Manager that there will be no change to the Index Components included in the Index as a result of the change from the DLCS Methodology to the CD5 Methodology.

Digital Asset Index Prices

Prior to July 1, 2025, Fund valued the Fund Components for operational purposes by reference to Digital Asset Reference Rates. As of June 30, 2025 the Digital Asset Reference Rate for each Fund Component will be the reference rate used by the Index Provider to constitute the DLCS. As of June 30, 2025, the reference rate used by the Index Provider for each Index Component is a volume-weighted average price in U.S. dollars for the Index Component for the immediately preceding 60-minute period derived from data collected from Constituent Exchanges (such price, an “Indicative Price”). As such, prior to July 1, 2025, the Digital Asset Reference Rate for each Fund Component will be an Indicative Price.

Constituent Trading Platform Selection

Under the CD5 Methodology, the Constituent Trading Platforms to be included in each Fund Component’s Index Price will be selected by the Index Provider utilizing a methodology that is guided by the IOSCO principles for financial benchmarks. For a trading platform to become a Constituent Trading Platform, it must satisfy each of the criteria listed below (the “Inclusion Criteria”):

•
No evidence in the past 12 months of trading restrictions on individuals or entities that would otherwise meet the trading platform’s eligibility requirements to trade;
•
No evidence in the past 12 months of undisclosed restrictions on deposits or withdrawals from user accounts;
•
Real-time price discovery;
•
Limited or no capital controls;
•
Transparent ownership including a publicly-known ownership entity;
•
Publicly available language and policies addressing legal and regulatory compliance, including KYC, AML and other policies designed to comply with relevant regulations that might apply to it;
•
Offer programmatic spot trading of the trading pair and reliably publish trade prices and volumes on a real-time basis through Rest and Websocket APIs;
•
Is a centralized spot trading platform ranked BB or higher in the Index Provider’s latest published Trading Platform Benchmark report; and
•
Is not classified as an Excluded Trading Platform as defined in the Index Provider’s Digital Asset Indices Policy Methodology.

All trading platforms that meet these Inclusion Criteria will be assigned to a “Trading Platform Category” as defined by the additional criteria below, and at least one Category 1 Trading Platform must be included in each Index Price.

•
A “Category 1 Trading Platform” is a trading platform:
o
Licensed and/or able to serve investors, retail or professional, in the U.S.; and
o
That maintains sufficient USD or USDC liquidity relative to the size of the listed assets.
•
A “Category 2 Trading Platform” is a trading platform:
o
Licensed (including in-principal licensure) and/or able to serve investors, retail or professional, in one or more of the following jurisdictions:
▪
United Kingdom
▪
European Union
▪
Hong Kong
▪
Singapore; and
o
That maintains sufficient USD or USDC liquidity relative to the size of the listed assets.

A Digital Asset Trading Platform will be removed as a Constituent Trading Platform when it no longer satisfies the Inclusion Criteria. The Index Provider does not currently include data from over-the-counter markets or derivatives platforms among the Constituent Trading Platforms. Over-the-counter data is not currently included because of the potential for trades to include a significant premium or discount paid for larger liquidity, which creates an uneven comparison relative to more active markets. There is also a higher potential for over-the-counter transactions to not be arms-length, and thus not be representative of a true market price.

The Index Provider may change the trading venues that are used to calculate the Index Prices or otherwise change the way in which an Index Price is calculated at any time. For example, the Index Provider has scheduled quarterly reviews in which it may add or remove Constituent Trading Platforms that satisfy or fail the Inclusion Criteria. The Index Provider does not have any obligation to consider the interests of the Manager, the Fund, the shareholders, or anyone else in connection with such changes. While the Index Provider is not required to publicize or explain the changes or to alert the Manager to such changes, it has historically notified the Fund (and other subscribers to the Index) of any material changes to the Constituent Trading Platforms, including any additions or removals, contemporaneous with its issuance of press releases in connection with the same. The Manager will notify investors of any such material event by filing a current report on Form 8-K. Although the Index Price methodology is designed to operate without any manual intervention, rare events would justify manual intervention. Intervention of this kind would be in response to non-market-related events, such as the halting of deposits or withdrawals of funds on a Digital Asset Trading Platform, the unannounced closure of operations on a Digital Asset Trading Platform, insolvency or the compromise of user funds. In the event that such an intervention is necessary, the Index Provider would issue a public announcement through its website, API or other established communication channels with its clients.

Determination of the Index Prices

Under the CD5 Methodology, the Index Price for each Fund Component will be calculated through the application of an algorithm to the price of each Fund Component on the Constituent Trading Platforms calculated every 5 seconds over a 24-hour period. The Index

Price’s algorithm is expected to reflect a five-pronged methodology to calculate the Index Price from the Constituent Trading Platforms for each Fund Component:

Volume Weighting: Constituent Trading Platforms with greater liquidity receive a higher weighting in each Index Price, increasing the ability to execute against (i.e., replicate) the Index Price in the underlying spot markets. The Index Price methodology is a volume-weighted real-time price where each Constituent Trading Platform is weighted based on its trailing 24-hour volume.

FX Conversion: Each Index Price algorithm utilizes a volume-weighted real-time FX conversion rate for any trading activity for the relevant Stablecoin-USD pair. This normalizes all trading activity to USD denomination.

Outlier Detection Factor: Each Index Price algorithm excludes trade data and price(s) deemed to be an outlier relative to the most recently calculated Index Price.

Inactivity Adjustment: Each Index Price algorithm penalizes stale activity from any given Constituent Trading Platform. When a Constituent Trading Platform does not have recent trading data, the outdated prices and their contribution to the Index Price calculation are gradually reduced until they are de-weighted to 0.1%. Similarly, once trading activity at a Constituent Trading Platform resumes, the corresponding weighting for that Constituent Trading Platform will no longer be penalized.

Manipulation Resistance: In an effort to determine and prioritize the most significant Constituent Trading Platforms (i.e., those that are likely to have the most impact on price discovery) for a given asset, the Index Provider conducts a Constituent Trading Platform selection and review process, which seeks to identify the highest-ranking Constituent Trading Platforms based on both qualitative and quantitative factors. The qualitative review includes legal and regulation, data provision, security, trade monitoring, market quality, and negative events policy, among others. The quantitative review includes review of trading activity for the asset on the given Constituent Trading Platform.

In addition, the Index Provider will re-evaluate the weighting algorithm on a periodic basis, but will maintain discretion to change the way in which an Index Price is calculated based on its periodic review or in extreme circumstances. Nonetheless, the Manager believes that each Index Price is designed to limit exposure to trading or price distortion of any individual Digital Asset Trading Platform that experiences periods of unusual activity or limited liquidity, and thereby mitigate the effects of potential manipulation by discounting, in real-time, anomalous price movements at individual Digital Asset Trading Platforms.

The Manager believes the Index Provider’s selection process for Constituent Trading Platforms as well as the methodology of the Index Price’s algorithm provides a more accurate picture of Fund Component price movements than a simple average of Digital Asset Trading Platform spot prices, and that the weighting of Fund Component prices on the Constituent Trading Platforms limits the inclusion of data that is influenced by temporary price dislocations that may result from technical problems, limited liquidity or fraudulent activity elsewhere in the Fund Component spot market. By referencing multiple trading venues and weighting them based on trade activity, the Manager believes that the impact of any potential fraud, manipulation or anomalous trading activity occurring on any single venue is reduced.

If an Index Price becomes unavailable, or if the Manager determines in good faith that such Index Price does not reflect an accurate price for a Fund Component, then the Manager will, on a best-efforts basis, contact the Index Provider to obtain such Index Price directly from the Index Provider. If after such contact such Index Price remains unavailable or the Manager continues to believe in good faith that such Index Price does not reflect an accurate price for the Fund Component, then the Manager will employ a cascading set of rules to determine the Index Price, as described below in “Determination of the Index Price When the Index Price is Unavailable.”

Effective July 1, 2025, the Fund will value the Fund Components for operational purposes by reference to Index Prices. Each Index Price is the U.S. dollar value of a Fund Component derived from the Digital Asset Trading Platforms that are reflected in each respective Fund Components CoinDesk CCIXber Reference Rate, calculated at 4:00 p.m., New York time, on each business day.

Illustrative Example

For the purposes of illustration, outlined below are examples of how the attributes that impact weighting and adjustments in the CD5 Methodology may be utilized to generate an Index Price for a digital asset. For example, Constituent Trading Platforms used to calculate the Index Price of the digital asset may include trading platforms such as Bitstamp, Kraken, LMAX Digital, and Crypto.com.

The Index Price algorithm, as described above, is designed to account for manipulation at the outset by only including data from executed trades on Constituent Trading Platforms. Then, the below-listed elements may impact the weighting of the Constituent Trading Platforms on the Index Price as follows:

•
Volume Weighting: Each Constituent Trading Platform will be weighted to appropriately reflect the trading volume share of the Constituent Trading Platform relative to all the Constituent Trading Platforms during this same period. For example, an average hourly weighting of 67.06%, 14.57%, 11.88%, and 6.49% for Bitstamp, Kraken, LMAX Digital, and Crypto.com, respectively, would represent each Constituent Trading Platform’s share of trading volume during the same period.
•
Inactivity Adjustment: Assume that a Constituent Trading Platform represented a 14% weighting on the Index Price of the digital asset, which is based on the per-second calculations of its trading volume and price-variance relative to the cohort of Constituent Trading Platforms included in such Index, and then went offline for approximately two hours. The Index Price algorithm would automatically recognize inactivity and start de-weighting the Constituent Trading Platform at the 5-minute mark and continue to do so with each additional 5-minute period of inactivity until its influence was effectively zero, 25 minutes after becoming inactive. As soon as trading activity resumed at the Constituent Trading Platform, the Index Price algorithm would re-weight it to the appropriate weighting based on trading volume and price-variance relative to the cohort of Constituent Trading Platforms included in the Index.
•
Price Outlier Detection: New traded prices from Constituent Trading Platforms are compared to the latest calculated Index Price. If a new traded price deviates by +/- 5% from the latest calculated Index Price, it will be considered an outlier and will not be used in the calculation of the Index Price until such time as a majority of the Constituent Trading Platforms are similarly considered outlier prices. In that case, the new prices will be used to calculate the Index Price. For example, if the Index Price is $10 and there is a new trade price of $11 from Constituent Trading Platform X, the price of $11 will be considered an outlier and will not be used. However, if the most recent prices on a majority of the Constituent Trading Platforms are aligned with the price of $11, then these prices will no longer be considered outliers and will be used to calculate the new Index Price.

Determination of the Index Price When the Index Price is Unavailable

Under the CD5 Methodology, the Manager will use the following cascading set of rules to calculate the Index Price for a Fund Component when the Index Price for such Fund Component is unavailable. For the avoidance of doubt, the Manager will employ the below rules sequentially and in the order as presented below, should one or more specific rule(s) fail:

1.
Index Price = The price set by the relevant Index Price as of 4:00 p.m., New York time, on the valuation date. If the relevant Index Price becomes unavailable, or if the Manager determines in good faith that such Index Price does not reflect an accurate digital asset price, then the Manager will, on a best efforts basis, contact the Index Provider to obtain the Index Price directly from the Index Provider. If after such contact such Index Price remains unavailable or the Manager continues to believe in good faith that such Index Price does not reflect an accurate price for the relevant digital asset, then the Manager will employ the next rule to determine the Index Price. There are no predefined criteria to make a good faith assessment and it will be made by the Manager in its sole discretion.
2.
Index Price = The price set by Coin Metrics Real-Time Rate (the “Secondary Index”) as of 4:00 p.m., New York time, on the valuation date (the “Secondary Index Price”). The Secondary Index Price is a real-time reference rate price, calculated using trade data from constituent markets selected by Coin Metrics, Inc. (the “Secondary Index Provider”). The Secondary Index Price is calculated by applying weighted-median techniques to such trade data where half the weight is derived from the trading volume on each constituent market and half is derived from inverse price variance, where a constituent market with high price variance as a result of outliers or market anomalies compared to other constituent markets is assigned a smaller weight. The Secondary Index Provider and the Manager have entered into the master services agreement, dated as of August 4, 2020, and order forms thereunder, pursuant to which the Manager may obtain and use the Secondary Index and the Secondary Index Price from the Secondary Index Provider. If the Secondary Index Price for the relevant Fund Component becomes unavailable, or if the Manager determines in good faith that the Secondary Index Price does not reflect an accurate price for such Fund Component, then the Manager will, on a best efforts basis, contact the Secondary Index Provider to obtain the Secondary Index Price directly from the Secondary Index Provider. If after such contact the Secondary Index Price remains unavailable or the Manager continues to believe in good faith that the Secondary Index Price does not reflect an accurate price for such Fund Component, then the Manager will employ the next rule to determine the Digital Index Price. There are no predefined criteria to make a good faith assessment and it will be made by the Manager in its sole discretion.
3.
Index Price = The price set by the Fund’s principal market (as defined in the Prospectus) (the “Tertiary Pricing Option”) as of 4:00 p.m., New York time, on the valuation date. The Tertiary Pricing Option is a spot price derived from the relevant principal market’s public data feed that is believed to be consistently publishing pricing information as of 4:00 p.m., New York time, and is provided to the Manager via an application programming interface. If the Tertiary Pricing Option becomes unavailable, or if the Manager determines in good faith that the Tertiary Pricing Option does not reflect an accurate price for such Fund Component, then the Manager will, on a best efforts basis, contact the Tertiary Pricing Provider to obtain the Tertiary Pricing Option directly from the Tertiary Pricing Provider. If after such contact the Tertiary Pricing Option remains unavailable after such contact or the Manager continues to believe in good faith that the Tertiary Pricing Option does not reflect an accurate price for such Fund Component, then the Manager will employ the next rule to determine the Index Price. There are no predefined criteria to make a good faith assessment and it will be made by the Manager in its sole discretion.
4.
Index Price = The Manager will use its best judgment to determine a good faith estimate of the Index Price. There are no predefined criteria to make a good faith assessment and it will be made by the Manager in its sole discretion.

In the event of a fork, the Index Provider may calculate the Index Price based on a digital asset that the Manager does not believe to be the appropriate asset that is held by the Fund (i.e., a digital asset other than the Fund Components). In this event, the Manager has full discretion to use a different index provider or calculate the Index Price itself using its best judgment. In such an event, the Exchange will submit a proposed rule filing to contemplate the assets that would subsequently be held by the Fund.

The Manager may, in its sole discretion, select a different index provider, select a different index price provided by the Index Provider, calculate the Index Price by using the cascading set of rules set forth above, or change the cascading set of rules set forth above at any time.

Fund Construction Criteria

CD5 Methodology

From and after June 5, 2025, the Index Components will be drawn from the Index Universe meeting the following criteria (the “Index Universe”): (i) the digital asset must be ranked in the top 250 by market capitalization, excluding stablecoins; (ii) the digital asset must be able to support an applicable index price by nature of its inclusion on a sufficient amount of digital asset trading platforms and volume metrics; (iii) the digital asset must not be a “wrapped token,” “pegged token,” or “liquid-staked asset,” a “gas-only token,” a “memecoin,” a “privacy-focused” token, each as defined by the Index Provider, or an asset that meets the definition of a security as determined by the Index Provider; and (iv) the digital asset must be listed as a USD and/or USDC pair on a minimum of three trading platforms that contribute to the applicable Index Price and such trading platform must meet the following requirements: (a) at least one listing has existed for the previous 90 days; (b) at least one digital trading platform is a Category 1 Trading Platform; and (c) there has been 30 consecutive days of non-zero volume on all three trading platforms described above.

Eligibility and Weighting

Under the CD5 Methodology and subject to the below, a digital asset included in the Index Universe will generally be eligible for inclusion in the CD5 as an Index Component, and thus the Fund’s portfolio as a Fund Component, if it satisfies market capitalization, liquidity and data availability metrics determined by the Index Provider. Digital assets will be included in the CD5 on a market capitalization-weighted basis. For example, a digital asset with a larger market capitalization will have a higher representation in the CD5, and thus the Fund’s portfolio (unless the Manager excludes the digital asset from the Fund). Market capitalization refers to a digital asset’s market value, as determined by multiplying the number of tokens of such digital asset in circulation by the market price of a token of such digital asset. The market price per token of a Fund Component will be determined by reference to the applicable Index Price. The market capitalization of any digital assets not in the CD5, and therefore not held by the Fund, will be determined based on data that the Index Provider obtains directly from trading platforms and other service providers. Because the Fund creates Shares in exchange for Fund Components on a daily basis, the market capitalization of each Fund Component is calculated, and its Weighting therefore fluctuates, daily in accordance with changes in the market price of such Fund Components.

The CD5, and therefore the Fund, is rebalanced on a quarterly basis according to the CD5 Methodology during a period beginning 30 days before the last business day of each January, April, July, and October (each such period, an “Index Rebalancing Period”).

Inclusion of New Fund Components

In order for a new digital asset to qualify for inclusion in the CD5, and thus the Fund’s portfolio during a Fund Rebalancing Period, it must be included in the Index Universe and included in the CoinDesk 20 Index (the “Selection Universe”).

Inclusion in the Selection Universe

The digital assets that make up the Selection Universe are selected according to the following rules:

1.
All digital assets in the Index Universe are ranked by 90-day MDVT. Daily volume data is sourced from USD and USDC trading pairs aggregated across centralized Digital Asset Trading Platforms that contribute to the applicable Index Price;
2.
Following the ranking described in Step 1, the 50 highest ranked current constituents of the Index Universe and 40 highest ranked non-constituents of the Index Universe are eligible to qualify for the Selection Universe. The remainder of the assets are removed;
3.
Following removal of ineligible digital assets described in Step 2, all digital assets that are not supported by Coinbase Custody Trust Company are removed;
4.
Following the removals described in Step 3, the digital assets are ranked by market capitalization;

5.
Following the ranking described in Step 4, the top 15 ranked digital assets are selected for inclusion in the Selection Universe;
6.
From the remaining digital assets not selected in Step 5, any current constituents included within the top 25 ranking described in Step 4 are selected in order, until 20 digital assets are selected for inclusion in the Selection Universe;
7.
If Step 6 results in fewer than 20 constituents included in the Selection Universe, the highest-ranked non-constituents from the remaining digital assets are selected until 20 constituents are selected.

Inclusion in the CD5

In order for a digital asset in the Selection Universe to be included in the CD5 and therefore the Fund’s portfolio during a Fund Rebalancing Period, such digital asset must satisfy the following rules: (i) the top four assets by market capitalization in the Selection Universe will automatically be selected for inclusion; (ii) the fifth digital asset selected for inclusion will be a current CD5 constituent unless such digital asset falls below the top six digital asset by market capitalization in the Selection Universe; (iii) if no such current constituent is eligible pursuant to (ii), the digital asset with the largest market capitalization from the remaining Selection Universe will be selected for inclusion. Under ordinary circumstances, the CD5 is intended to have five digital asset constituents.

Outside of the quarterly Index Rebalancing Period, the Index Provider may remove a digital asset as an Index Component from the CD5 under extraordinary circumstances. For example, if an Index Component is determined to be a “security” under the federal securities laws by the Securities and Exchange Commission (the “SEC”), a federal court or other U.S. government agency, it may be removed from the CD5 at a date determined and announced by the Index Provider. In the event the Index Provider removes an Index Component outside of the quarterly rebalancing period, the Manager expects the Fund would rebalance and the relevant digital asset would be removed as a Fund Component as soon as practical.

Index Components Compared to Fund Components

The Fund Components consist of the Index Components except when the Manager determines to exclude a particular Index Component in view of one or more of the following criteria (the “Exclusion Criteria”), as determined in the sole discretion of the Manager:

•
none or few of the Authorized Participants or service providers has the ability to trade or otherwise support the digital asset;
•
the Manager believes, based on current guidance, that use or trading of the digital asset raises or potentially raises significant governmental, policy or regulatory concerns or is subject or likely subject to a specialized regulatory regime, such as the U.S. federal securities or commodities laws or similar laws in other significant jurisdictions;
•
the digital asset’s underlying code contains, or may contain, significant flaws or vulnerabilities; or
•
there is limited or no reliable information regarding, or concerns over the intentions of, the core developers of the digital asset.

The Manager will determine whether a particular digital asset that is included or eligible for inclusion in the Fund is a security for purposes of the federal securities laws by considering a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as reports, orders, press releases, public statements and speeches by the Commission and its staff providing guidance on when a digital asset may be a security for purposes of the federal securities laws. The Manager does not intend to permit the Fund to hold any digital asset that the Manager determines is a security under the federal securities laws, whether that determination is initially made by the Manager itself, or because a federal court upholds an allegation that a digital asset is a security.

The Weightings are generally expected to be the same as the Index Weightings except when one or more digital assets have been excluded from the Fund Components based on the Exclusion Criteria, in which case the Weightings are generally expected to be calculated proportionally to the respective Index Weightings for the remaining Index Components.

The Manager may exclude a digital asset or rebalance the Weighting of an existing Fund Component to the extent its inclusion as a Fund Component or projected Weighting would exceed a threshold that could, in the Manager’s sole discretion, require the Fund to register as an investment company under the Investment Company Act or require the Manager to register as an investment adviser under the Investment Advisers Act.

Illustrative Example

For the purposes of illustration, the digital assets included in the Index Universe that qualified for inclusion in the CoinDesk 20 Index (the “Selection Universe”) were Bitcoin, Avalanche (AVAX) and Chainlink (LINK). In order for a new digital asset to qualify for inclusion in the CD5, it must be included in the Index Universe and the Selection Universe. However, the only digital asset that qualified for inclusion in CD5 based on the market capitalization requirements of CD5 was Bitcoin.

While Bitcoin met the criteria for inclusion in the Index, the Manager then sought to determine whether any of the aforementioned bases for exclusion from the Fund applied:

1.
none or few of the Authorized Participants or Liquidity Providers has the ability to trade or otherwise support the digital asset: Because the Authorized Participants and Liquidity Providers had the ability to trade Bitcoin during this Fund Rebalancing Period, it satisfied this criterion.
2.
the Manager believes that, based on current guidance, use or trading of the digital asset raises or potentially raises significant governmental, policy or regulatory concerns or is subject or likely subject to a specialized regulatory regime, such as the U.S. federal securities or commodities laws or similar laws in other significant jurisdictions: Bitcoin raised no such concern and therefore satisfied this criterion.
3.
the underlying code contains, or may contain, significant flaws or vulnerabilities: Bitcoin raised no such concern and therefore satisfied this criterion.
4.
there is limited or no reliable information regarding, or concerns over the intentions of, the core developers of the digital asset: Bitcoin raised no such concern and therefore satisfied this criterion.
5.
for any other reason, in each case as determined by the Manager in its sole discretion: The Manager had no such reason and therefore, this Bitcoin satisfied this criterion.

Following this analysis, it was determined that Bitcoin should be included as a Fund Component.

Rebalancing

CD5 Methodology

From and after June 5, 2025 the Index Provider will review the CD5 for rebalancing according to the CD5 Methodology quarterly during each Index Rebalancing Period. At the start of each Index Rebalancing Period, the Index Provider will apply the CD5 Methodology to determine any changes to the Index Components and the Index Weightings, after which the Manager rebalances the Fund’s portfolio accordingly, subject to application of the Exclusion Criteria. In order to rebalance the Fund’s portfolio, the Manager will (i) determine whether any Fund Components have been removed from the CD5 and should therefore be removed as Fund Components, (ii) determine whether any new digital assets have been added to the CD5 and should therefore be included as Fund Components, and (iii) determine how much cash the Fund holds. If a Fund Component is no longer included in the CD5, the Manager will adjust the Fund’s portfolio by selling such Fund Component in the Digital Asset Markets and using the cash proceeds to purchase additional tokens of the remaining Fund Components and, if applicable, any new Fund Component in proportion to their respective Fund Weightings. If a digital asset not then included in the Fund’s portfolio is newly eligible for inclusion in the Fund’s portfolio because it was added to the CD5 and not excluded through the Exclusion Criteria, the Manager will adjust the Fund’s portfolio by selling tokens of the then-current Fund Components in the Digital Asset Markets in proportion to their respective Fund Weightings and using the cash proceeds to purchase tokens of the newly eligible digital assets.

From and after June 5, 2025 the Manager will rebalance the Fund’s portfolio quarterly during a period beginning on the last business day of each January, April, July and October (each such period, a “Fund Rebalancing Period”). The Manager expects each Fund Rebalancing Period to last between one and five business days. The Manager will post on its website the new Fund Components and their respective Fund Weightings at the end of each Fund Rebalancing Period based on the assessment described above. During each Fund Rebalancing Period, the Manager will halt creations and redemptions of Shares. If a Fund Rebalancing Period ends prior to 4:00 p.m., New York time, on a business day, the Manager will cause the Fund to resume creations and redemptions on such business day and the Fund will create or redeem Shares in exchange for, respectively, contributions or distributions of cash representing the Cash Portion, if any, plus then-current Fund Components in proportion to their respective Fund Weightings as of the end of such Fund Rebalancing Period, as determined as of 4:00 p.m., New York time, on such business day in the manner set forth under “Part I—Item 1. Business—Description of the Fund—Creation of Shares” in the Annual Report. If a Fund Rebalancing Period ends after 4:00 p.m., New York time, on a business day, the Manager will cause the Fund to resume creations and redemptions on the following business day.

Under the CD5 Methodology, there are two factors that drive changes in the market capitalization weighting of a Fund Component: (i) increases and decreases in the market price of a Fund Component, which occur daily as prices fluctuate in the digital asset market, and (ii) increases or decreases in the circulating supply of the Fund Component, which occur gradually over extended periods of time for a number of reasons, including in connection with mining or staking activity. Since the daily fluctuation in the market price of each Fund Component is the predominant driver of its market capitalization weighting, the Fund Weighting of each Fund Component will generally dynamically adjust with the market, even without adjustments to such Fund Component’s Fund Weighting, to account for gradual changes in supply. Therefore, the Manager does not expect the Index Provider to cause the CD5 to remove or add tokens of any Index Component during an Index Rebalancing Period, and accordingly the Manager generally does not expect the Fund to sell or purchase tokens of any Fund Component during a Fund Rebalancing Period other than in the event that (i) a Fund Component is eligible for removal, (ii) a new digital asset is eligible for inclusion, or (iii) the Fund holds cash from contributions in connection with the creation of “Baskets” (with a Basket being a block of 10,000 Shares). However, should the Manager determine that the Fund Weighting of a Fund Component does not accurately reflect its market capitalization due to, among other reasons, material increases or decreases in the circulating supply of such Fund Component that have not been accounted for over the course of prior Fund Rebalancing Periods, the Manager may cause the Fund to purchase or sell additional tokens of such Fund Component during a Fund Rebalancing Period to adjust such Fund Component’s Fund Weighting.

During any Fund Rebalancing Period, the Manager will also generally cause the Fund to use any cash contributed to the Fund as the Cash Portion to purchase additional tokens of all Fund Components then held by the Fund in proportion to their respective Fund Weightings as determined during such Fund Rebalancing Period.

Other than through the quarterly rebalancing described above, the Manager does not intend to actively manage the Fund portfolio in response to price changes in the Fund Components held by the Fund at any given time. Nevertheless, the Index Provider may remove a digital asset as an Index Component from the CD5 outside of the scheduled Index Rebalancing Period under extraordinary circumstances. In the event the Index Provider removes an Index Component outside of the quarterly rebalancing period, the Manager expects the Fund would rebalance and the relevant digital asset would be removed as a Fund Component as soon as practical.

Discretion of the Manager and Index Provider

The Manager has sole discretion to replace the CD5 with a different Large Cap index and sole discretion to replace the Index Provider with a different Large Cap index provider, and may replace either the CD5 or the Index Provider from time to time. The Index Provider has sole discretion over the CD5 Methodology and may change it from time to time. The current CD5 Methodology and current Index Components are available at the Index Provider’s public website, at https://indices.coindesk.com/indices/cd5. The Index Provider has sole discretion over the determination of Index Prices and may change the methodologies for determining the Index Prices from time to time.

Updates to Risk Factors disclosure:

Risk Factors Related to the Digital Asset Markets

Index Prices have a limited history and a failure of an Index Price could adversely affect the value of the Shares.

Each Index Price has a limited history and is an average reference rate calculated using volume-weighted trading price data from various Digital Asset Trading Platforms chosen by the Index Provider. The Digital Asset Trading Platforms chosen by the Index Provider have also changed over time. Although each Index Price is designed to accurately capture the market price of the digital asset it tracks, third parties may be able to purchase and sell such digital assets on public or private markets not included among the constituent Digital Asset Trading Platforms of such Index Price, and such transactions may take place at prices materially higher or lower than the Index Price. Moreover, there have been variances in the prices of digital assets on the various Digital Asset Trading Platforms, including as a result of differences in fee structures or administrative procedures on different Digital Asset Trading Platforms, in the past. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Historical Fund Component Prices” in our Annual Report on Form 10-K.

For example, based on data provided by the Index Provider, on any given day during the twelve months ended March 31, 2025, the maximum differential between the 4:00 p.m., New York time, spot price of Bitcoin on any single Digital Asset Trading Platform included in the Index Price was 0.84% and the average of the maximum differentials of the 4:00 p.m., New York time, spot price of each Digital Asset Trading Platform included in the Index Price was 0.33%. During this same period, the average differential between the 4:00 p.m., New York time, spot prices of all the Digital Asset Trading Platforms included in the Index Price was 0.01%. Further, on any given day during the twelve months ended March 31, 2025, the maximum differential between the 4:00 p.m., New York time, spot price of Ether on any single Digital Asset Trading Platform included in the Index Price was 1.88% and the average of the maximum differentials of the 4:00 p.m., New York time, spot price of each Digital Asset Trading Platform included in the Index Price was 0.47%. During this same period, the average differential between the 4:00 p.m., New York time, spot prices of all the Digital Asset Trading Platforms included in the Index Price was 0.004%. All Digital Asset Trading Platforms that were included in the relevant Index Price throughout the period were considered in this analysis. To the extent such prices differ materially from the Index Prices, investors may lose confidence in the Shares’ ability to track the market price of such digital asset, which could adversely affect the value of the Fund.

The Index Price used to calculate the value of a Fund Component may be volatile, and purchasing activity in the Digital Asset Markets associated with Basket creations or selling activity following Basket redemptions, if permitted, may affect the relevant Index Price and Share trading prices, adversely affecting the value of the Shares.

The prices of digital assets on public Digital Asset Trading Platforms have a very limited history, and during this history, digital asset prices on the Digital Asset Markets more generally, and on Digital Asset Trading Platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While each Index Price is designed to limit exposure to the interruption of individual Digital Asset Trading Platforms, each Index Price, and the price of digital assets generally, remains subject to volatility experienced by Digital Asset Trading Platforms, and such volatility can adversely affect the value of the Shares.

Furthermore, because the number of Digital Asset Trading Platforms is limited, each Index Price will necessarily be calculated by reference to a limited number of Digital Asset Trading Platforms. If a Digital Asset Trading Platform were subjected to regulatory, volatility or other pricing issues, the Reference Rate Provider would have limited ability to remove such Digital Asset Trading Platform from the group of trading venues used by it to calculate the relevant Index Price, which could skew the price of the digital asset as represented by such Index Price. Trading on a limited number of Digital Asset Trading Platforms may result in less favorable prices and decreased liquidity of one or more digital assets and, therefore, could have an adverse effect on the value of the Shares.

Purchasing activity associated with acquiring digital assets required for the creation of Baskets may increase the market price of digital assets on the Digital Asset Markets, which will result in higher prices for the Shares. Increases in the market price of digital assets may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of any particular digital asset that may result from increased purchasing activity of such digital asset connected with the issuance of Baskets. Consequently, the market price of any particular digital asset may decline immediately after Baskets are created. Decreases in the market price of digital assets may also occur as a result of sales in Secondary Markets by other market participants. If any of the Index Prices decline, the value of the Shares will generally also decline.

Risk Factors Related to the Fund and the Shares

The Fund tracks the CD5, which may lead the Fund’s portfolio to be underrepresented with respect to digital assets that are increasing in value and/or overrepresented with respect to digital assets that are declining in value.

Although the Fund will generally hold the Fund Components in proportion to their market capitalization, the Fund will not invest in digital assets that do not meet the CD5 Methodology. In addition, the Manager may exclude a digital asset from the Fund’s portfolio even if it meets the CD5 Methodology because, among other reasons, (i) none or few of the Authorized Participants or service providers has the ability to trade or otherwise support the digital asset; (ii) use or trading of the digital asset raises or potentially raises significant governmental, policy or regulatory concerns or is subject or likely subject to a specialized regulatory regime, such as the U.S. federal securities or commodities laws or similar laws in other significant jurisdictions; (iii) the underlying code contains, or may contain, significant flaws or vulnerabilities; (iv) there is limited or no reliable information regarding, or concerns over the intentions of, the core developers of the digital asset; or (v) for any other reason, in each case as determined by the Manager in its sole discretion. As a result, the Fund’s portfolio may be underrepresented with respect to digital assets that are increasing in value and/or overrepresented with respect to digital assets that are declining in value. Should this be the case, the Fund may underperform relative to other investment options that do invest in such digital assets and do not follow similar investment policies.

Moreover, the CD5, and therefore the Fund, is reviewed for rebalancing during a period that occurs on a quarterly basis and in accordance with specific criteria set forth under “—Rebalancing.” Because the Fund will not actively manage the portfolio in between Fund Rebalancing Periods, the Fund may hold digital assets during periods in which their prices are flat or declining and may not be holding digital assets during periods in which such prices are rising if such price activity occurs between Fund Rebalancing Periods. For example, if any of the Fund Components are declining in value, the Fund will not sell such Fund Components except during Fund Rebalancing Periods in accordance with its investment policies or, if redemptions are then permitted, in order to meet redemptions. Any decrease in value of the Fund Components will result in a decrease in the Fund’s net asset value which will negatively impact the value of the Shares. The Fund will not sell the Fund Components to attempt to avoid losses.

Moreover, there may be costs associated with a rebalancing of the Fund’s portfolio, including transaction costs associated with the sale or purchase of digital assets and any tax on gains recognized by the Fund upon sales of digital assets, which could impact the Fund’s performance.

***

This Current Report on Form 8-K supplements, and where applicable amends, the Memorandum as defined in the Fund’s Second Amended and Restated Limited Liability Company Agreement, as amended, for general purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Manager of Grayscale Digital Large Cap Fund LLC

Date:	June 6, 2025	By:	/s/ Edward McGee
Edward McGee Chief Financial Officer*

* The Registrant is a fund and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Manager of the Registrant.